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                                                                      EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-53449 on Form S-8, Registration Statement No. 33-52898 on Form S-8, Amendment No. 2 to Registration Statement No. 33-52196 on Form S-3 and Registration Statement No. 333-49883 on Form S-4 of American Pacific Corporation of our report dated November 20, 1998 appearing in this Annual Report on Form 10-K of American Pacific Corporation for the year ended September 30, 1998.


/s/ Deloitte & Touche LLP

Las Vegas, Nevada
December 11, 1998